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                                                                    Exhibit 23.4

                  [GREENWAY, SMITH & HAISTEN, P.C. LETTERHEAD]


                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Pegasus Communications Corporation on Form S-4 of our report relating to the Statement of net assets to be sold of Southeastern Communication Systems, Inc. as of December 31, 1996 and the related statements of operations and cash flows for the year then ended which appears in the Current Report on Form 8-K/A of Pegasus Communications Corporation dated September 8, 1997 (and filed October 31, 1997). We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of the Registration Statement.


                                      /s/ Greenway, Smith & Haisten, P.C.
                                      -----------------------------------
                                      GREENWAY, SMITH & HAISTEN, P.C.


Griffin, Georgia
November 12, 1997